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                                                                   Exhibit 3.3.1

                                 ITT-PGS, INC.
                         _____________________________

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION
                         _____________________________

     ITT-PGS, INC., a Delaware corporation (the "Corporation"), the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware on June 3, 1968 and recorded on June 3, 1968 in the office of the Recorder of Deeds, County of New Castle, State of Delaware, DOES HEREBY CERTIFY:

     FIRST: Each of the members of the Board of Directors of the Corporation duly consented on June 19, 1968 to the adoption of resolutions declaring advisable the adoption of an amendment, as hereinafter set forth, to the Certificate of Incorporation of the Corporation and providing for obtaining the consent of the holder of all of the issued and outstanding capital stock of the Corporation to the adoption of such amendment.

     SECOND: Pursuant to such resolutions of the Board of Directors of the Corporation, and in lieu of a meeting and vote of the stockholders of the Corporation, the holder of all of the issued and outstanding capital stock of the Corporation duly consented on June 19, 1968 to the adoption of such amendment.

     THIRD:  There has been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware an amendment to the Certificate of Incorporation of the Corporation amending Article First thereof to read as follows:
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                `FIRST:  The name of the corporation is
                 -----
          PENNSYLVANIA GLASS SAND CORPORATION
          (hereinafter called the "Corporation").'

     IN WITNESS WHEREOF, ITT-PGS, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by John I. Brokaw, its President, and attested by Thomas Motley, Jr., its Secretary, this 19th day of June, 1968.

                                          ITT-PGS, INC.

                                          By: /s/ John I. Brokaw
                                              ----------------------------
                                              John I. Brokaw, President


ATTEST:

/s/ Thomas Motley, Jr.
-----------------------------------
Thomas Motley, Jr., Secretary


                                       2
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STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

     BE IT REMEMBERED that on this 19/th/ day of June, 1968, personally came before me, a Notary Public in and for the County and State aforesaid, JOHN I. BROKAW, President of ITT-PGS, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and be duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation, and that the facts stated therein are true and that the seal affixed to said certificate and attested by the Secretary of said corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF I have hereunto set my hand and seal of office the day and year aforesaid.

                                        /s/ Herbert W. Brauer
                                        --------------------------

                                        (Notary Seal)